Exhibit 3.1

BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND: The name of the statutory trust (the “Trust”) is:

BlackRock Monticello Debt Real Estate Investment Trust

THIRD: The address of the Trust’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

FOURTH: The name and business address of the Trust’s resident agent are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

FIFTH: Pursuant to Section 12-501(d) of the Maryland Statutory Trust Act, the assets of each series or class of beneficial interest in the Trust are subject to limitations on liability as set forth in the governing instrument of the Trust.

SIXTH: The undersigned trustee of the Trust acknowledges under the penalties of perjury, that to the best of his knowledge and belief, the facts stated herein are true.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this Seventh day of November, 2024.

/s/ Thomas J. Lally
Name:	Thomas J. Lally
Title:	Trustee

[Signature Page to Certificate of Trust]